Exhibit 10.2

PODCASTONE, INC.

345 North Maple Drive, Suite 295
Beverly Hills, CA 90210

June 27, 2025

Ms. Sue McNamara
235 E. 22nd St., Apt 16F

New York, NY 10010

Dear Sue:

This letter sets forth the agreement (this “Agreement”), dated as of the date set forth above and effective as of June 1, 2025 (the “Effective Date”), by and between PodcastOne, Inc., a Delaware corporation (the “Company”), and you (“Executive”) with respect to Executive’s engagement by Company to render services as more specifically set forth below.

1. Engagement: Company wishes to employ Executive as its Chief Revenue Officer (“CRO”). In connection therewith, Executive shall report directly to Company’s Executive Chairman and Company’s President, or such other person as designated by Company’s board of directors (the “Board”). Executive’s principal place of business will be in New York, New York, including a remote work arrangement. Executive shall travel to Company’s other offices as Company and/or LiveOne, Inc. (a Delaware corporation and Company’s parent) (“LiveOne”) shall maintain from time to time, as required to perform her services hereunder or as reasonably required by Company or LiveOne, at Company’s expense (comfort plus travel and accommodations) and in accordance with the generally applicable policies and procedures of Company, subject to presentation of reasonably detailed expense statements or vouchers and such other information as Company may reasonably require. As a condition of employment, Executive shall execute and comply with the Confidentiality, Non-Interference and Invention Assignment Agreement attached hereto as Exhibit A (“Confidentiality Agreement”).

2. Term: Executive shall be employed for a period of two (2) years, commencing on the Effective Date and ending on and inclusive of the second (2nd) anniversary of the Effective Date, unless terminated earlier pursuant to paragraph 6 of this Agreement (the “Term”).

3. Compensation: (a) Salary. During the Term, Company shall pay to Executive a cash base salary of $325,000 per annum starting on the Effective Date and continuing until end of the Term (the “Base Salary”). During the Term, the Board (or the Compensation Committee thereof) shall review the Base Salary not less frequently than on an annual basis and may increase (but not decrease, including as it may be increased from time to time) the Base Salary. Company shall pay the Base Salary to Executive in accordance with the Company’s generally applicable payroll practices for Company’s executive officers, but not less frequently than in equal biweekly installments.

(b) Bonus. In addition to the base salary, Executive is eligible to earn a discretionary annual fiscal year performance bonus (a “Performance Bonus”) for each whole or partial fiscal year of the Term, in accordance with Company’s annual bonus plan applicable to the Company’s executive officers, (the “Bonus Plan”), which Bonus Plan is expected to be adopted by Board after the date hereof. (The Company’s fiscal year, as of the Effective Date, is April 1 to March 31.) Executive’s “target” Performance Bonus shall be up to one hundred percent (100%) of Executive’s average annualized base salary during the fiscal year for which the Performance Bonus is earned. Executive’s “target” Performance Bonus is referred to herein as the “Target Bonus.” The award of any Performance Bonus (or Target Bonus shall be at the complete discretion of and subject to the determination of and approval by the Board. The Performance Bonus (or Target Bonus) shall be paid to Executive in cash and/or in shares of the Company Common Stock (as defined below) at the sole discretion of the Board depending on the financial condition of the Company. The Company agrees that the Executive’s bonus target objectives will be no less favorable in the aggregate to Executive than the objectives established and used under the Bonus Plan to determine the amount of the annual bonus payable to the other senior executive officers of the Company, such as the President, Chief Content Officer or Chief Operating Officer (“Executive Officers”) who participate in the Bonus Plan; provided, that the Board may determine the breakdown of the specific Performance Bonus objectives based on the terms of Bonus Plan. Except as otherwise provided herein: (i) depending on such performance in any particular whole or partial fiscal year, and on the criteria set forth in the Bonus Plan, the actual amount of the Performance Bonus for that fiscal year may be less than, equal to, or greater than the Target Bonus; (ii) Company shall pay each earned and awarded Performance Bonus, if any, to Executive at the same time that annual cash bonuses are paid to the other Executive Officers, but in no event later than the fifteenth (15th) day of the third month following the end of the applicable fiscal year for which the Performance Bonus is earned; (iii) Executive shall be eligible to earn a Performance Bonus from the beginning of the fiscal year on April 1, 2025 and ending on March 31, 2026, and from the beginning of the fiscal year on April 1, 2026 and ending on March 31, 2027; and (iv) Executive shall be entitled to receive, and shall receive any Performance Bonus (or pro rata thereof) earned and awarded, if any, even if Executive is not employed on the date on which annual bonuses for the applicable fiscal year are paid (or are payable in accordance with this Section 3(b)), so long as Executive earned such Performance Bonus during the fiscal year while Executive was actually employed by the Company. For clarity, this Section 3(b) means that if, at the end of Term, Executive’s employment with the Company is not renewed for any reason, Executive shall still receive Executive’s Performance Bonus earned and awarded, if any, up to the date of Executive’s separation from the Company, regardless of whether Executive is employed by the Company on the date when cash and/or stock bonuses for the applicable fiscal year are paid.

(c) Equity Grant. (i) Subject to approval by the Board, the Company shall grant to Executive, as soon as practicable following the Effective Date, but no later than thirty (30) days following the date of this Agreement, an initial equity grant (the “PC1 Equity Grant”) consisting of: one hundred and fifty thousand (150,000) restricted stock units of the Company (the “PC1 RSUs”). The PC1 Equity Grant shall be made under the Company’s 2022 Equity Incentive Plan (as amended, modified or restated from time to time, the “2022 PC1 EIP”) and will be evidenced by the Company’s standard form of Award Agreement (as defined in the 2022 PC1 EIP) between Executive and the Company (the “PC1 Award Agreement”). Subject to Section 6, the PC1 RSUs shall vest as follows: 25% of the PC1 RSUs shall vest on the six (6) month anniversary of the Effective Date (the “PC1 Initial Vesting Date” and (ii) thereafter, 25% of the PC1 RSUs shall vest on each subsequent six (6) month anniversary of the PC1 Initial Vesting Date (each a “PC1 Subsequent Vesting Date” and together with the PC1 Initial Vesting Date, the “PC1 Vesting Dates”), such that all of the PC1 RSUs shall fully vest on the two (2) year anniversary of the Effective Date, provided that the Executive is continuously employed by and is in good standing with the Company and this Agreement is in effect, in each case through each applicable PC1 Vesting Date (except as otherwise provided in Section 6). Notwithstanding the foregoing or anything herein to the contrary, if Executive remains employed through the date of a PC1 Change of Control (as defined below), 50% of Executive’s then-unvested PC1 RSUs shall vest in full effective immediately prior to such PC1 Change of Control. Each respective vested PC1 RSU shall be settled by delivery to Executive of one share of the Company’s common stock, $0.00001 par value per share (the “Company Common Stock”), per vested PC1 RSU promptly after the applicable PC1 Settlement Date. “PC1 Settlement Date” shall mean the first to occur of: (i) the date of a PC1 Change of Control, (ii) the date of Executive’s death, (iii) the date of Executive’s Disability (as defined below) and (iv) the expiration or the effective date of termination of this Agreement. Upon and after each applicable PC1 Settlement Date, the Company may in its sole discretion (but shall have no obligations whatsoever to do so), and to the extent permissible under applicable law and the Company’s Insider Trading Policy, allow Executive to satisfy her tax obligations arising in connection with the settlement of her vested PC1 RSUs through the sale by him in the open market of a number of shares of Company Common Stock underlying the vested and settled PC1 RSUs up to the maximum amount that would be sufficient to pay the amount of those tax obligations. “PC1 Change of Control” shall have the meaning of “Change of Control” provided in the 2022 PC1 EIP, except that (i) for purposes of determining whether a PC1 Change of Control has occurred under this Agreement, (x) the acquisition of additional shares of PC1 Common Stock or LVO Common stock (as defined below) and/or convertible or voting securities of the Company or LiveOne, as applicable, by Robert Ellin, LiveOne and/or their Affiliates (as defined below) resulting in LiveOne, Mr. Ellin and/or their respective Affiliates having Beneficial Ownership (as such term is defined in the Exchange Act) of more (or less) than 50% of the total voting power of the stock of the Company or LiveOne will not be considered a PC1 Change of Control, and (y) the disposition, transfer, conveyance or sale of shares of PC1 Common Stock and/or convertible or voting securities of the Company by Robert Ellin, LiveOne and/or their Affiliates will not be considered a PC1 Change of Control (other than as a result of any Additional PC1 Change of Control (as defined below)), and (ii) for purposes of the PC1 RSUs (and any other amounts payable on a PC1 Change of Control that constitute “nonqualified deferred compensation” within the meaning of Section 409A), a PC1 Change of Control shall only be deemed to occur if such transaction also constitutes a “change of control event” within the meaning of Section 409A. “Additional PC1 Change of Control” means the occurrence after the date of this Agreement of any of the following transactions or events with respect to the Company, whether effected through one transaction or event or through a combination or series of related, arranged, contemplated, or contemporaneous transactions or events: (A) a sale, exchange, acquisition or other transfer resulting in an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act of 1934, as amended) (other than LiveOne or its Affiliates) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company, (B) (i) the Company merges into or consolidates with any other person (other than LiveOne or its Affiliates) or any person merges (other than LiveOne or its Affiliates) into or consolidates with the Company, after giving effect to such transaction, and/or (ii) the Company enters into other transaction or relationship which results in, in either case the stockholders of the Company (other than LiveOne or its Affiliates) immediately prior to such transaction owning less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the issuance of securities of the Company to an individual or legal entity or “group” (other than to LiveOne or its Affiliates), which issuance represents in excess of 50% of the voting securities of the Company after giving effect to such issuance, (d) the Company sells, transfers, licenses, leases or otherwise disposes or conveys (including any sale and leaseback transaction or by way of a merger) of all or substantially all of its assets to another person (other than to LiveOne or its Affiliates), or (f) any other transaction, event, arrangement, or relationship having a similar effect on control of the Company as delineated in this definition. Notwithstanding anything to the contrary in this Agreement, consummation of a transaction described on Exhibit B attached hereto will not be considered a PC1 Change of Control, and a transaction shall not constitute a PC1 Change of Control if its purpose is to (A) change the jurisdiction of the Company’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction, or (C) obtain funding for the Company in a financing that is approved by the Board. By signing this Agreement, Executive acknowledges that the Company’s Insider Trading Policy is, or if adopted after the date hereof shall be, substantially the same as LiveOne’s Insider Trading Policy and further acknowledges receipt and agrees to the terms of such Insider Trading Policy.

(ii) Subject to approval by LiveOne’s board of directors (the “LiveOne Board”), the Company shall promptly, but no later than thirty (30) days following the date of this Agreement, cause LiveOne to grant to Executive, as soon as practicable following the Effective Date, but no later than the first anniversary of the Effective Date, an initial equity grant (the “LVO Equity Grant”) of twenty five thousand (25,000) restricted stock units of LiveOne (the “LVO RSUs” and collectively with the PC1 RSUs, the “RSUs”). The LVO Equity Grant shall be made under LiveOne’s 2016 Equity Incentive Plan (as amended, modified or restated from time to time, the “2016 LVO EIP”), and will be evidenced by LiveOne’s standard form of Award Agreement (as defined in the 2016 LVO EIP) between Executive and LiveOne (the “LVO Award Agreement”). Subject to Section 6, the LVO RSUs shall vest as follows: (i) 25% of the LVO RSUs shall vest on the six (6) month anniversary of the Effective Date (the “LVO Initial Vesting Date”), and (ii) thereafter, 25% of the LVO RSUs shall vest on each subsequent six (6) month anniversary of the LVO Initial Vesting Date (each a “LVO Subsequent Vesting Date” and together with the LVO Initial Vesting Date, the “LVO Vesting Dates”), such that all of the LVO RSUs shall fully vest on the two (2) year anniversary of the Effective Date, provided that Executive is continuously employed by and is in good standing with the Company and this Agreement is in effect, in each case through each applicable LVO Vesting Date (except as otherwise provided in Section 6). Notwithstanding the foregoing or anything herein to the contrary, if Executive remains employed through the date of a LVO Change of Control (as defined below), 50% of Executive’s then-unvested LVO RSUs shall vest in full effective immediately prior to such LVO Change of Control. Each respective vested LVO RSU shall be settled by delivery to Executive of one share of LiveOne’s common stock, $0.001 par value per share (the “LVO Common Stock”), per vested LVO RSU promptly after the applicable LVO Settlement Date. “LVO Settlement Date” shall mean the first to occur of: (i) the date of a LVO Change of Control, (ii) the date of Executive’s death, (iii) the date of Executive’s Disability and (iv) the expiration or the effective date of termination of this Agreement. Upon and after each applicable LVO Settlement Date, LiveOne may in its sole discretion (but shall have no obligations whatsoever to do so), and to the extent permissible under applicable law and LiveOne’s Insider Trading Policy, allow Executive to satisfy her tax obligations arising in connection with the settlement of her vested LVO RSUs through the sale by him in the open market of a number of shares of LVO Common Stock underlying the vested and settled LVO RSUs up to the maximum amount that would be sufficient to pay the amount of those tax obligations. “LVO Change of Control” shall have the meaning of “Change of Control” provided in the 2016 LVO EIP, except that (i) for purposes of determining whether a LVO Change of Control has occurred under this Agreement, the acquisition of additional shares of LVO Common Stock and/or convertible or voting securities by Robert Ellin and/or his Affiliates (as defined below) resulting in him and/or his Affiliates having Beneficial Ownership (as such term is defined in the Exchange Act) of more (or less) than 50% of the total voting power of the stock of LiveOne will not be considered a LVO Change of Control, and (ii) for purposes of the LVO RSUs (and any other amounts payable on a LVO Change of Control that constitute “nonqualified deferred compensation” within the meaning of Section 409A), a LVO Change of Control shall only be deemed to occur if such transaction also constitutes a “change of control event” within the meaning of Section 409A. Notwithstanding the foregoing, a transaction shall not constitute a LVO Change of Control if its purpose is to (A) change the jurisdiction of LiveOne’s incorporation, (B) create a holding company that will be owned in substantially the same proportions by the persons who hold LiveOne’s securities immediately before such transaction, or (C) obtain funding for LiveOne in a financing that is approved by the LiveOne Board. By signing this Agreement, Executive acknowledges receipt and agrees to the terms of LiveOne’s Insider Trading Policy.

(d) Tax Withholding. Company may withhold from any amounts payable hereunder, including any amounts payable pursuant to this Section 3, any applicable federal, state, and local taxes that the Company is required to withhold pursuant to any applicable law.

4. Benefits: Executive shall be eligible for those benefits which are made available to other Executive Officers, pursuant to standard Company policies, including participation in the Company’s medical insurance plan (the “Benefits”). Employee will be entitled to 20 days of vacation per year, such that the dates of such vacation must be approved by the Company’s President or such other person to whom Executive reports pursuant to Section 1, or the Board, with no rollover. The Company shall promptly pay or reimburse Executive for all reasonable out-of-pocket business expenses (including without limitation comfort plus travel and accommodation costs) incurred or paid by Executive during the Term directly in connection with Executive’s performance of her duties under this Agreement on a basis appropriate to Executive’s position, upon presentation of reasonably detailed expense statements or vouchers and such other information as the Company may reasonably require and in accordance with the generally applicable policies and procedures of the Company, and in no event less favorable than that provided by the Company to any of its Executive Officers, all in accordance with the applicable policies and procedures of the Company. Without limitation of the foregoing, Executive shall be entitled to payment or reimbursement for: business class air travel on all flights, in either case when traveling for business directly related to the Company; provided, that as a condition of any such payment or reimbursement under, Executive shall be required to use reasonable efforts to purchase the lowest fare for any such flights. Business expenses incurred and not submitted for reimbursement within 60 days will not be reimbursable.

5. Services: During the Term, Executive shall devote all of Executive’s working time, business attention, and business efforts to Company, excluding any periods for illness, incapacity, and vacations, subject to the policies established by the Compensation Committee of the Board as disclosed to Executive, except as otherwise specifically provided herein. Notwithstanding the immediately preceding sentence or anything to the contrary contained herein, during the Term Executive is permitted (a) to serve on the boards of directors, the boards of trustees, or any similar governing bodies, of any corporations or other business entities, of any charitable, educational, religious, or public service organizations, or of any trade associations, (b) to engage in charitable activities and community affairs, (c) to engage in venture investing, and (d) to manage Executive’s personal investments, in each case so long as such investments do not compete with the business of Company (except that Executive may be a holder of one percent (1%) or less of the outstanding capital stock of a competing corporation whose shares are publicly traded on a national securities exchange or through a national market system or registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and do not interfere with Executive’s performance of this Agreement and which shall take first priority over all other such activities as determined in the reasonable discretion of the Board. Executive will competently perform as an employee in accordance with the duties and responsibilities assigned to Executive and the Executive will devote her full business time and energies to advance the business and welfare of the Company.

6. Termination: (a) This Agreement may be terminated by mutual agreement of the parties or by Company under the following circumstances: (x) death or Disability of Executive, effective immediately upon such event, or (y) for “Cause.” For the purposes hereof, “Cause” means: (i) Executive’s conviction of a felony requiring intent under the laws of the United States or any State thereof, after the exhaustion of all possible appeals, or Executive entering a plea of nolo contendere to any charge of a felony requiring intent under the laws of the United States or any State thereof, in each case excluding any Limited Vicarious Liability (as hereinafter defined); (ii) a willful and substantial refusal by Executive to perform Executive’s material duties or responsibilities assigned to Executive in accordance with the terms of this Agreement, but only if such duties or responsibilities so assigned to Executive are not inconsistent with (1) Executive’s position as CRO of the Company, or (2) any of Executive’s duties or responsibilities hereunder (including any such duties or responsibilities as set forth in, or as contemplated by, Section 1), and, in each case, excluding any such failure by reason of death, Disability, or incapacity; (iii) any material and willful violation of any written policy of the Company or LiveOne that is generally applicable to all employees or officers of the Company or LiveOne and that results or which could be reasonably expected to result in a material negative effect on the business, financial condition or business reputation of the Company or LiveOne, as determined by the Company in good faith in its reasonable sole discretion; (iv) Executive’s willful malfeasance in the performance of her duties hereunder that has a material negative effect on the business, financial condition or business reputation of the Company or LiveOne, as determined by the Company in its reasonable sole discretion; (v) Executive failing to comply with the first sentence of Section 9(a); or any other material breach of this Agreement or the Confidentiality Agreement by Executive, subject Executive’s ability to cure such breach (if capable of being cured) within twenty (20) calendar days following receipt of a written notice from the Company (email shall suffice); or (vi) Executive engaging in intentional acts of fraud, embezzlement, misappropriation of funds, misconduct, gross negligence, dishonesty (including, without limitation, theft), violence, threat of violence, sexual misconduct, unlawful or against the Company’s or LiveOne’s policies, harassment or any other activity that has resulted or could be reasonably expected to result in any material negative effect on the business or financial condition or reputation of the Company or LiveOne, as determined by the Company in good faith in its reasonable sole discretion. For the purposes hereof, the term “Disability” means Executive’s inability to perform her duties with Company on a full-time basis, even with reasonable accommodation, for thirty (30) business days during any period of twelve (12) consecutive months, or fifteen (15) consecutive business days, in each case solely as a result of incapacity due to mental or physical illness.

(b) If Executive’s employment is terminated by the Company for Cause or by Executive for any reason other than Good Reason, then Executive is entitled to receive or otherwise to be provided, and Company shall pay or provide to Executive: (i) the Accrued Obligations, payable in accordance with Company’s payroll policies, (ii) the timely payment or timely provision of the Benefits in accordance with the terms and conditions of the applicable benefit plan through and inclusive of effective termination date. All unvested equity or equity awards awarded, granted or issued pursuant to this Agreement or otherwise by Company or LiveOne and/or their respective affiliates shall be forfeited effective as of the effective termination date. “Accrued Obligations” means the aggregate of: (a) Executive’s accrued Base Salary through and inclusive of effective termination date (disregarding any reduction thereto in violation of this Agreement); (b) Executive’s accrued vacation pay through and inclusive of effective termination date; and (c) Executive’s business expenses incurred through and inclusive of effective termination date that have not been reimbursed by Company as of effective termination date. Except as provided above, this provision shall not apply to forfeit any vested equity or vested shares of Company or LiveOne transferred to or held by or otherwise owned by Executive prior to the Effective Date.

(c) For the purposes hereof: (i) any act or omission (including any refusal or violation) by Executive is “willful” only if the same is not in good faith and is without the reasonable belief by Executive that such act or omission is in the best interests of the Company; and (ii) any act or omission by Executive based upon any authority granted pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company in each case is presumed to be in good faith and in the best interests of the Company. For the purposes hereof, “Limited Vicarious Liability” means any liability that (1) is based on acts or omissions of the Company for which Executive is responsible solely as a result of her responsibilities with the Company, where Executive was not directly involved in such acts or omissions and either had no prior knowledge of such intended acts or omissions or upon obtaining any such knowledge promptly acted reasonably and in good faith to attempt to prevent the acts or omissions causing such liability, or (2) Executive did not have a reasonable basis to believe that any applicable law was being violated by such acts or omissions. With respect to Section 6(a)(ii), (iii) and (iv), “Cause” shall not exist unless Executive fails to cure such act or omission (if capable of being cured) on or before the date twenty (20) calendar days after the date on which Executive receives such notice from the Company (email shall suffice), which shall be provided by Company on or before the date that is sixty (60) calendar days after the date on which Company becomes aware of the act or omission constituting Cause.

(d) Executive may terminate her employment with Company for Good Reason (as defined below) only by providing a written termination notice to Company on or before the date thirty (30) calendar days after the date on which Executive becomes aware of the act or omission constituting Good Reason, which shall take effect only if Company shall not cure such basis for Good Reason (if capable of being cured) within twenty (20) calendar days following receipt of such termination notice (email shall suffice) and, unless otherwise agreed to by the parties, termination shall be effective upon the expiration of such cure period, if applicable. For the purposes hereof, “Good Reason” means, without Executive’s written prior written consent (email shall suffice): (i) any material reduction in Executive’s then-current Base Salary (unless the other senior executives of Company are subject to the same reduction); or (ii) any material breach of this Agreement by Company (subject to the cure period as provided herein). For purposes of this Section 6(d), materiality shall be defined as a reduction of Executive’s then-current Base Salary of 10% of more, or any material breach of this Agreement by Company, which is not cured during the cure period as provided herein. If Executive’s employment is terminated by Executive for Good Reason or by the Company without Cause (other than as a result of the expiration of this Agreement or death or Disability of Executive), then Executive is entitled to receive or otherwise to be provided, and Company shall pay or provide to Executive: (x) the GR Accrued Obligations, payable in accordance with Company’s payroll policies, and (y) the timely payment or timely provision of the Benefits in accordance with the terms and conditions of the applicable benefit plan through the effective termination date. “GR Accrued Obligations” means the aggregate of: (a) Executive’s accrued then effective Base Salary through and inclusive of the date that is the lesser of (x) 6 months from the effective termination date (disregarding any reduction thereto in violation of this Agreement) and (y) the remaining period of the Term; (b) Executive’s accrued vacation pay through and inclusive of effective termination date; (c) 100% vesting of any unvested RSUs and (d) except as provided herein, Executive’s business expenses incurred in connection with the Company’s business in accordance with the Company’s policies and through and inclusive of effective termination date that have not been reimbursed by Company as of effective termination date.

(e) In connection with any termination of Executive’s employment by Company without Cause or Executive for Good Reason, and as a condition of any payment by Company or acceleration of vesting of any unvested RSUs or other unvested equity as required by Section 6, each of Company and Executive shall execute and deliver to each other a mutual general release in Company’s standard and customary form and substance (including, without limitation, a full release of LiveOne and its Affiliates), and Executive’s right to payment of, and the Company’s obligations to pay, any obligations provided herein shall be subject to Executive’s execution (without revocation) of such release within the provided period or otherwise and her continued compliance with the terms of such mutual general release.

(f) If this Agreement is not terminated before the last day of the Term and prior to that date Company and Executive do not (i) enter into a mutually acceptable extension of this Agreement, or (ii) enter into a new agreement relating to Executive’s employment with Company to have effect after such date, or (iii) otherwise agree to continue Executive’s employment with Company after such date without the benefit of an agreement relating to such employment, then this Agreement shall automatically end on the last day of the Term.

(g) The termination of Executive’s employment with Company for any reason will constitute Executive’s immediate resignation from (a) any officer, director or employee position Executive has with Company, LiveOne or any of their respective affiliates, and (b) all fiduciary positions (including as a trustee) Executive holds with respect to any employee benefit plans or trusts established by Company or LiveOne. Executive agrees that this Agreement shall serve as written notice of resignation in such circumstances, unless otherwise required by any plan or applicable law.

7. No Waiver/Severability: The waiver of a breach of any term or condition of this Agreement shall not be deemed to constitute the waiver of any further breach of such term or condition or the waiver of any other term or condition of this Agreement. Nothing contained in this Agreement shall be construed as prohibiting Company or LiveOne from pursuing any other remedies available to it for any breach or threatened breach, including the recovery of money damages. If any provision of this Agreement is determined to be illegal, invalid, or unenforceable, then such determination does not affect the legality, validity, or enforceability of the other provisions of this Agreement, all of which remain in full force and effect. Each of Company and Executive agrees that in the event of any such determination Company and Executive will negotiate to modify this Agreement so as to effect the original intent of Company and Executive as close as possible to the fullest extent permitted by applicable law.

8. Notice. Each notice or other communication relating to this Agreement, in order to be effective, must be in writing, must be sent to the applicable address indicated below for the recipient (or to the then-most recent address of which the recipient has notified the sender in writing in accordance herewith), and must be sent, all costs, expenses, and fees prepaid by the sender, by (a) personal delivery, (b) first class registered mail, return receipt requested, (c) a nationally recognized courier service that provides proof of delivery (e.g., FedEx, UPS) for delivery on the first business day immediately following the day on which the notice or other communication is deposited with the courier service, or (d) via email. Each notice or communication given in accordance herewith is deemed effective: (i) upon actual receipt when delivered personally or by courier service, (ii) three (3) business days after the date on which the notice or communication is deposited with the United States Postal Service, if sent by first class registered mail (or any earlier date evidenced by the proof of delivery), or (iii) if being sent by email, upon confirmation of receipt. If to Company: to the attention of Company’s Executive Chairman and CEO, at the address of Company’s principal place of business, with a copy to (which shall not constitute notice) Sasha Ablovatskiy, Esq., Foley Shechter Ablovatskiy LLP, 641 Lexington Ave., 14th Fl., New York, New York 10022. If to Executive: to the address listed as Executive’s primary residence in the human resource records and to Executive’s principal place of business.

9. Miscellaneous. (a) This Agreement is personal to Executive and Executive may not assign or delegate this Agreement or her obligations hereunder without the prior written consent of Company. The Company may not assign or delegate this Agreement or its obligations hereunder without the prior written consent of Executive, except that the Company may assign or delegate this Agreement to any successor (whether direct or indirect, whether by purchase, merger, consolidation, operation of law, PC1 Change of Control, LVO Change of Control or otherwise) to all or substantially all of the business or assets of the Company and/or LiveOne, subject to the condition that the successor, no later than fifteen (15) days after the occurrence of such succession, executes and delivers to Executive an instrument in from and substance acceptable to Executive (such approval not to be unreasonably withheld, conditioned or delayed) pursuant to which the successor explicitly assumes and agrees to perform, comply with, and otherwise be bound by this Agreement in the same manner and to the same extent that the Company would be required to do so if no such succession had occurred. Subject to the immediately preceding sentence, this Agreement is binding upon and inures to the benefit of the Company and LiveOne and its permitted successors and permitted assigns. As used in this Agreement, the term “Company” means the Company as hereinbefore defined and any successor to is business or assets as aforesaid that assumes and agrees to perform this Agreement, whether by operation of law or otherwise.

(b) This Agreement shall be governed by the laws of the State of California applicable to agreements made and performed wholly therein (excluding any conflict of laws principles of that State that would result in the application of the laws of any jurisdiction other than State of California) govern all matters in connection with, relating to, or arising from this Agreement. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against a party hereto in any state or federal courts located in the City of Los Angeles, State of California, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world. Executive acknowledges and agrees that Company has made no representations or offers other than those set forth herein. This Agreement is the final expression of the agreement between the Company and Executive. This Agreement, together with its exhibits, sets forth the entire agreement and understanding between the Company and Executive relating to the subject matter herein and merges all prior discussions and communications between the Company and Executive relating to the same, and supersedes the Executive’s Employment Agreement, dated as of August 9, 2023, with the Company. This Agreement may be amended at any time, but only by written instrument signed by the parties hereto. The Confidentiality Agreement executed by the Executive shall be considered as addendum(s) hereto. This Agreement inures to the benefit of and is enforceable by Executive’s legal representatives, heirs, or legatees. The following provisions survive the expiration or termination of the Term: (including any termination by reason of Executive’s breach of this Agreement): Section 3(d) (Tax Withholding), Section 6 (Termination), and Sections 7 through 9 (inclusive). The Confidentiality Agreement shall survive the expiration or termination of the Employment Period and the Term on the terms thereof. Each party shall pay the fees and expenses of her or its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. This Agreement may be executed in multiple counterparts, each of which constitutes an original and all of which together constitute one and the same instrument. A manually executed counterpart of this Agreement delivered by means of e-mail as a Portable Document Format file (“.pdf”) (or in any present or future file format intended to preserve the original graphic and pictorial appearance of a document), or by means of electronic or facsimile transmission, constitutes the valid and effective execution and delivery of this Agreement for all purposes and has the same force and effect for all purposes as the personal delivery of a manually executed counterpart bearing an original ink signature.

[Signature page follows]

By signing below, each of Company and Executive acknowledges that it or she has carefully read, fully understands, and accepts and agrees to be bound by the provisions of this Agreement.

PODCASTONE, INC.

By:	/s/ Robert S. Ellin
Name:	Robert S. Ellin
Title:	Executive Chairman

Executive:

/s/ Sue McNamara
Sue McNamara

EXHIBIT A

CONFIDENTIALITY, NON-INTERFERENCE AND INVENTION ASSIGNMENT AGREEMENT

As a condition of my becoming employed by, or continuing employment with, PodcastOne, Inc., a Delaware Corporation (the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by the Company, I agree to the following. All initially capitalized terms used but not defined herein have the respective meanings given to such terms in the employment offer letter between the Company and me dated as of June 27, 2025 (as amended, modified or restated, the “Employment Agreement”)

1. Confidential Information

1.1 Company Group Information. I acknowledge that, during the course of my employment, I will have access to non-public information about the Company, LiveOne and their respective direct and indirect subsidiaries and affiliates (collectively, the “Company Group”) and that my employment with the Company shall bring me into close contact with confidential and proprietary information of the Company Group. In recognition of the foregoing, I agree, at all times during the term of my employment with the Company and for the five (5) year period following my termination of my employment for any reason, to hold in confidence, and not to use, except for the benefit of the Company Group, or to disclose to any person, firm, corporation, or other entity without written authorization of the Company or except as expressly permitted herein, any Confidential Information that I obtain or create. This Agreement is made to the extent that one or more obligations do not conflict with California Business and Professions Code § 16600, et seq. (“Section 16600”). If a court with appropriate jurisdiction over the parties hereto determines by a final non-appealable decision, that one or more obligations of this Agreement conflicts with Section 16600 or other applicable statutory or common law, Section 16600 or other applicable law shall prevail solely with respect to such provision of this Agreement that directly conflicts with Section 16600 or other applicable law, and Section 16600 or other applicable law shall apply solely with respect to such conflicting provision. Notwithstanding the foregoing, Section 6(e) of the Employment Agreement shall continue to apply as a condition of any payment required by such Section 6(e). I further agree not to make copies of such Confidential Information except as authorized by the Company, or except as permitted herein, or as otherwise necessary to fulfill my duties to the Company. For the purposes hereof, “Confidential Information” means information that the Company Group has developed, acquired, created, compiled, discovered, or owned or will develop, acquire, create, compile, discover, or own, that has value in or to the business of the Company Group that is not generally known and that the Company wishes to maintain as confidential. I understand that Confidential Information includes, but is not limited to, any and all non-public information that relates to the actual or anticipated business and/or products, research, or development of the Company, or to the Company’s technical data, trade secrets, or know-how, including, without limitation, proposals and development work for television programs, formats, copyright works, research, product plans, or other information regarding the Company’s products or services and markets, customer lists, and customers (including, without limitation, customers of the Company on whom I called or with whom I may become acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally, or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing: (a) Confidential Information shall not include (i) any of the foregoing items that are, or become, publicly known through no unauthorized disclosure by me, (ii) any of the foregoing items lawfully disclosed to me free of restriction from a source that was not legally or contractually prohibited from disclosing such item, or (iii) any of the foregoing items or other information that I had or owned prior to my employment with the Company; and (b) I am entitled to disclose Confidential Information (i) as agreed to in writing by the Company (other than as authorized in my capacity as an officer of the Company), (ii) within the Company Group to the extent necessary to perform my duties under this Confidentiality, Non-Interference and Invention Assignment (this “Agreement” or this “Confidentiality Agreement”), (iii) to my attorneys and accountants on a need-to-know basis in connection with asserting my rights under the Employment Agreement or this Agreement (provided such attorneys and accountants agree in writing to not otherwise disclose such Confidential Information, (iv) if reasonably necessary to defend my interests, or (v) to make any claim, pursuant to a litigation, arbitration or mediation involving this Agreement, provided, that with respect to clauses (iv) and (v) in any such defense, litigation, arbitration, mediation or any other proceeding, the parties agree to enter into a reasonable confidentiality order or agreement to preserve the confidentiality of any such Confidential Information used in such defense, litigation, arbitration, mediation or any other proceeding.

1.2 Notwithstanding anything to the contrary contained herein, I am permitted to disclose any Confidential Information if and to the extent I am required to do so by applicable law, including without limitation by, or pursuant to any order of, any court, tribunal, or other governmental, judicial, arbitral, administrative, or regulatory authority, agency, or instrumentality. In the event I am so required to disclose any Confidential Information, I will, if permitted pursuant to applicable law, inform such requesting party of the confidentiality obligations hereunder and give the Company prompt prior notice thereof so that the Company Group, at its sole cost and expense, may seek an appropriate protective order and/or waive compliance with the confidentiality provisions of this Agreement.

1.3 Former Employer Information. I represent that my performance of all of the terms of this Confidentiality Agreement as an employee of the Company has not breached and will not breach any agreement to keep in confidence proprietary information, knowledge, or data acquired by me in confidence or trust prior or subsequent to the commencement of my employment with the Company, and I will not disclose to any member of the Company Group, or induce any member of the Company Group to use, any developments, or confidential or proprietary information or material I may have obtained in connection with employment with any prior employer in violation of a confidentiality agreement, nondisclosure agreement, or similar agreement with such prior employer.

2. Developments

2.1 Developments Retained and Licensed. I hereby represent and warrant that there are not any developments, original works of authorship, improvements, or trade secrets which were created or owned by me prior to the commencement of the Employment Period (collectively referred to as “Prior Developments”). If the foregoing representation and warranty is breached, and during any period during which I perform or performed services for the Company both before or after the date hereof (the “Assignment Period”), I incorporate or have incorporated into a Company product, program, service or other work a Prior Development owned by me or in which I have an interest, then I hereby grant the Company a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Development, to the extent of my interest therein, as part of or in connection with such product, program, service or work.

2.2 Assignment of Developments. I hereby assign to the Company all my right, title and interest throughout the world (if any) in and to any and all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, titles and working titles, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (iv) trade secrets and confidential business information (excluding general industry knowledge and contacts) and all ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, technology, systems, and business and marketing plans and proposals, (v) rights in and to computer software (including object code, source code, data and related documentation), (vi) Internet Web sites, including domain name registrations and content and software included therein, (vii) other proprietary rights, including, without limitation, original works of authorship, content, dialogue, plots, scripts, scenarios, music programming, formats, graphics, productions, products, programs, services, concepts, moral rights, rights to characters, actions, acts, gags, routines, materials, ideas, names, likeness, image, personality, publicity etc., (viii) rights to exploit, collect remuneration for, and recover for past infringements of any of the foregoing and (ix) copies and tangible embodiments thereof (in whatever form or medium), whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice or cause to be conceived or developed or reduced to practice, or have conceived or developed or reduced to practice or have caused to be conceived or developed or reduced to practice, during the Employment Period, whether or not during regular working hours, in each case only if the applicable item (A) relates at the time of conception or development to the actual or demonstrably proposed business or research and development activities of the Company; (B) results from or relates to any work performed by me for the Company or any of its Affiliates; and (C) is developed through the use of Confidential Information and/or resources of the Company (collectively referred to as “Developments”). I further acknowledge that all Developments which are or were made by me (solely or jointly with others) during the Assignment Period are “works made for hire” as to my contribution (to the greatest extent permitted by applicable law) for which I am, in part, compensated by my salary, unless regulated otherwise by law, but that, in the event any such Development is deemed not to be a work made for hire, I hereby assign any right, title and interest throughout the world in any such Development to the Company or its designee. If any Developments cannot be assigned, I hereby grant to the Company an exclusive, assignable, irrevocable, perpetual, worldwide, sublicensable (through one or multiple tiers), royalty-free, unlimited license to use, make, modify, sell, offer for sale, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform and display such work in any media now known or hereafter known. Outside the scope of my service, whether during or after my employment with the Company, I agree not to (x) modify, adapt, alter, translate, or create derivative works from any such work of authorship or (y) merge any such work of authorship with other Developments. To the extent rights related to paternity, integrity, disclosure and withdrawal (collectively, “Moral Rights”) may not be assignable under applicable law and to the extent the following is allowed by the laws in the various countries where Moral Rights exist, I hereby irrevocably waive such Moral Rights in and to all or any Developments and consent to any action of the Company Group that would violate such Moral Rights in the absence of such consent. I understand that the provisions of this Confidentiality Agreement requiring assignment of Inventions to the Company do not apply to any invention which qualifies fully under the provisions of Section 2870 of the California Labor Code (attached hereto as Schedule A). I will advise the Company promptly in writing of any inventions that I believe meet the criteria in Section 2870 of the California Labor Code and I bear the full burden of proving to the Company Group that an invention qualifies fully under Section 2870 of the California Labor Code. I acknowledge receipt of this Confidentiality Agreement and of written notification of the provisions of Section 2870 of the California Labor Code.

2.3 Maintenance of Records. I agree to keep and maintain adequate and current written records of all Developments made by me (solely or jointly with others) during the Assignment Period. The records may be in the form of notes, sketches, drawings, flow charts, electronic data or recordings, and any other format. The records will be available to and remain the sole property of the Company at all times. I agree not to remove such records from the Company’s place of business except as expressly permitted by Company policy, which may, from time to time, be revised at the sole election of the Company for the purpose of furthering the business of the Company.

2.4 Intellectual Property Rights. I agree to reasonably assist the Company, or its designee, at the Company’s expense, in every way to secure the rights of the Company in the Developments and any copyrights, patents, trademarks, service marks, database rights, domain names, mask work rights, moral rights, or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, recordations, and all other instruments which the Company shall deem reasonably necessary in order to apply for, obtain, maintain and transfer such rights and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Developments, and any intellectual property or other proprietary rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the Assignment Period until the expiration of the last such intellectual property right to expire in any country of the world; provided, however, the Company shall reimburse me for my reasonable expenses incurred in connection with carrying out the foregoing obligation. If the Company is unable because of my mental or physical incapacity or unavailability for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Developments or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead only to execute and file any such applications or records and only to do all other lawfully permitted acts to further the application for, prosecution, issuance, maintenance or transfer of letters patent or registrations thereon with the same legal force and effect as if originally executed by me. I hereby waive and irrevocably quitclaim to the Company any and all claims, of any nature whatsoever, which I now or hereafter have for past, present or future infringement of any and all proprietary rights assigned to the Company hereunder.

3. Returning Company Group Documents. I agree that, at the time of termination of my employment with the Company for any reason, or earlier if reasonably requested, I will deliver to the Company (and will not keep in my possession, recreate, or deliver to anyone else) any and all Confidential Information and all other documents, materials, information, and property developed by me pursuant to my employment or otherwise belonging to the Company. I agree further that any property situated on the Company’s premises and owned by the Company (or any other member of the Company Group), including disks and other storage media, filing cabinets, and other work areas, is subject to inspection by personnel of any member of the Company Group at any time with or without notice. Notwithstanding the foregoing, I will be permitted to retain my rolodex (whether in written or electronic form (e.g. Microsoft Outlook Contacts)) and my personal files and memorabilia, except to the extent any of such contains Confidential Information.

4. Disclosure of Agreement. As long as it remains in effect and during the Post-Termination Non-Interference Period, I will disclose the existence of this Confidentiality Agreement and my obligations hereunder to any prospective employer, partner, co-venturer, investor, or lender prior to entering into an employment, partnership, or other business relationship with such person or entity.

5. Restrictions on Interfering

5.1 Non-Interference. During the period of my employment with the Company (the “Employment Period”) and the Post-Termination Non-Interference Period, I shall not, directly or indirectly for my own account or for the account of any other individual or entity, engage in Interfering Activities.

5.2 Definitions. For purposes of this Confidentiality Agreement:

(a) “Business Relation” shall mean any current or prospective client, customer, licensee, account, supplier or other business relation of the Company Group, or any such relation that was a client, customer, licensee, account, supplier, or other business relation within the six (6) month period prior to the expiration of the Employment Period, in each case, to whom I provided services, or with whom I transacted business.

(b) “Interfering Activities” means (A) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Person employed by, or providing consulting, podcasting or any other services to, any member of the Company Group (each, a “Restricted Associate”) to terminate such Person’s employment or services (or in the case of a consultant, materially reducing such services) with the Company Group, provided that the foregoing shall not be violated by general advertising not targeted at employees or consultants of any member of the Company Group; or (B) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any Business Relation to cease doing business with or reduce the amount of business conducted with the Company Group, or in any way interfering with the relationship between any such Business Relation and the Company Group. Notwithstanding the foregoing, for the purposes hereof the term “Interfering Activities” excludes my taking all or any of the following actions, whether for my account or benefit or for the account or benefit of any other Person: (x) hiring any Restricted Associate or engaging any Restricted Associate to otherwise render services (whether consulting or otherwise), so long as in connection therewith I do not knowingly encourage, induce, or solicit, or knowingly attempt to encourage, induce, or solicit, the respective Restricted Associate in violation of the above clause (A) of this definition; (y) engaging in, accepting, or otherwise conducting business with any Business Relation, so long as in connection therewith I do not knowingly encourage, solicit, or induce, or knowingly attempt to encourage, solicit, or induce, the respective Business Relation in violation of the above clause (B) of this definition; or (z) communicating, or any Person at my direction communicating, to any Persons, including, without limitation, any Restricted Associate or any Business Relation, by any means, method, media, or format now or hereafter known (including, without limitation, via any present or future social media service, such as, without limitation, LinkedIn, Facebook, or Twitter), any change in my employment, including, but not limited to, the cessation of my employment with the Company or my employment with any Person other than the Company.

(c) “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust (charitable or non-charitable), unincorporated organization, or other form of business entity.

(d) “Post-Termination Non-Interference Period” means the period commencing on the date of the termination of my employment with the Company for any reason and ending on the twelve (12) month anniversary of such date of termination.

6. Reasonableness of Restrictions. I acknowledge and recognize the highly competitive nature of the Company’s business, that access to Confidential Information renders me special and unique within the Company’s industry, and that I will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants, contractors, investors, and strategic partners of the Company Group during the course of and as a result of my employment with the Company. In light of the foregoing, I recognize and acknowledge that the restrictions and limitations set forth in this Confidentiality Agreement are reasonable and valid in geographical and temporal scope and in all other respects and are essential to protect the value of the business and assets of the Company Group. I acknowledge further that the restrictions and limitations set forth in this Confidentiality Agreement will not materially interfere with my ability to earn a living following the termination of my employment with the Company and that my ability to earn a livelihood without violating such restrictions is a material condition to my employment with the Company.

7. Independence; Severability; Blue Pencil. Each of the rights enumerated in this Confidentiality Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company Group at law or in equity. If any of the provisions of this Confidentiality Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Confidentiality Agreement, which shall be given full effect without regard to the invalid portions.

8. Injunctive Relief. I expressly acknowledge that any breach or threatened breach of any of the terms and/or conditions set forth in this Confidentiality Agreement may result in substantial, continuing, and irreparable injury to the members of the Company Group. Therefore, I hereby agree that, in addition to any other remedy that may be available to the Company, any member of the Company Group shall be entitled to seek injunctive relief, specific performance, or other equitable relief by a court of appropriate jurisdiction in the event of any breach or threatened breach of the terms of this Confidentiality Agreement without the necessity of posting of a bond.

9. General Provisions.

9.1 Governing Law. Except where preempted by federal law, all matters in connection with, relating to, or arising from this Confidentiality Agreement, including, without limitation, the validity, interpretation, construction, and performance of this Confidentiality Agreement, is governed by and is to be construed under the laws of the State of California applicable to agreements made and to be performed in that state, without regard to conflict of laws rules of the State of California that would result in the application of the laws of any jurisdiction other than the State of California. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Confidentiality Agreement may be brought against a party hereto in any state or federal courts located in the City of Los Angeles, State of California, and each party consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

9.2 Entire Agreement. This Confidentiality Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions and communications between the Company and me relating to the same. No modification or amendment to this Confidentiality Agreement, nor any waiver of any rights under this Confidentiality Agreement, will be effective unless in writing and signed and delivered by each of the Company and me. Any subsequent change or changes in my duties, obligations, rights, or compensation will not affect the validity or scope of this Confidentiality Agreement.

9.3 Successors and Assigns. Notwithstanding anything to the contrary contained in the Employment Agreement or in this Confidentiality Agreement, each party is prohibited from assigning or delegating all or any portion of this Confidentiality Agreement except in compliance with this Section 9.3 in connection with an assignment or delegation of the Employment Agreement that is effected in compliance with Sections 9(a) of the Employment Agreement. Subject to the two immediately preceding sentences, this Confidentiality Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be binding upon and for the benefit of the Company, its successors, and its assigns.

9.4 Survival. The provisions of this Confidentiality Agreement shall survive the termination of my employment with the Company and/or the assignment, in compliance with the requirements hereof, of this Confidentiality Agreement by the Company to any successor in interest or other assignee, in each case subject to the temporal limitations contained herein.

9.5 Construction. Each party hereto has had an adequate opportunity to have this Confidentiality Agreement reviewed by counsel. If an ambiguity or question of intent or interpretation arises, this Confidentiality Agreement shall be construed as if drafted jointly by the parties hereto. This Confidentiality Agreement shall be construed without regard to any presumption, rule or burden of proof regarding the favoring or disfavoring of any party hereto by virtue of the authorship of any of the provisions of this Confidentiality Agreement. In the event any of the provisions of this Confidentiality Agreement conflict with any of the provisions of the Employment Agreement, the respective provisions of the Employment Agreement govern and control.

[SIGNATURE PAGE FOLLOWS]

I, Sue McNamara, have executed this Confidentiality, Non-Interference, and Invention Assignment Agreement on the date set forth below:

Sue McNamara

/s/ Kit Gray
(Signature)

Date: June 27, 2025

ACCEPTED AND AGREED TO:

PODCASTONE, INC.

By:	/s/ Kit Gray
Name:	Kit Gray
Its:	President
Date:	June 27, 2025

EXHIBIT B